Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 2 of Implant Sciences Corporation, filed on October 27, 2006, of our report dated December 23, 2004, relating to the financial statements of Core Systems, Inc. which appears in Implant Sciences Corporation’s Form 8-K/A filed on December 29, 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Nation Smith Hermes Diamond, APC

San Diego, California
December 14, 2006